Exhibit 99.1

Marlborough Software Development Holdings Inc. Reports First Quarter Results for 2012

The Company reported a net loss of $3,220,000 or $0.30 per share on revenue of $1,768,000 for the first quarter.

MARLBOROUGH, Mass.—(Business Wire)—May 15, 2012—Marlborough Software Development Holdings Inc. (“MSDH”) (OTCBB: MBGH) today reported that revenue decreased by $494,000 or 22% to $1,768,000 for the three months ended March 31, 2012 as compared to total revenue of $2,262,000 for the three months ended March 31, 2011. The Company’s cash balance at March 31, 2012 totaled $5,558,000, an increase of $5,007,000 from a balance of $551,000 at December 31, 2011.

GAAP Loss

Our loss from operations increased $1,339,000 to $3,142,000 for the three months ended March 31, 2012, as compared to $1,803,000 for the three months ended March 31, 2011. Our net loss increased $1,400,000 to $3,220,000 or $0.30 per share for the three months ended March 31, 2012, as compared to $1,820,000 or $0.17 per share for the three months ended March 31, 2011.

Non-GAAP Loss

Our non-GAAP results exclude stock-based compensation expense, as well as the amortization of intangible assets primarily acquired from Press-Sense Ltd., and include MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology. Our non-GAAP loss from operations increased $334,000 to $2,441,000 for the three months ended March 31, 2012, as compared to $2,107,000 for the three months ended March 31, 2011. Our non-GAAP net loss increased $395,000 to $2,519,000 or $0.23 per share for the three months ended March 31, 2012, as compared to $2,124,000 or $0.20 per share for the three months ended March 31, 2011. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Commenting on these results, Pinhas Romik, President and Chief Executive Officer, noted that “the three months ended March 31, 2012 was a transitional period for us, one in which we were separated from Bitstream Inc. (“Bitstream” or our former “Parent”) as the result of the distribution of our common stock to Bitstream shareholders on March 14, 2012, following which Bitstream merged with Monotype Imaging Inc. on March 19, 2012. So we have only recently been a fully independent company. At this point we believe the distraction and disruption to our business caused by the separation is primarily behind us.”

“As expected, revenue for the first quarter was down from the previous year. We believe that this is due in part to the distraction caused by the separation and merger transactions. In addition, based on previous experience we believe that the lower level of sales activity in the first quarter may be because print shops, currently our primary market, delayed investing in print-related hardware and software until the Drupa exposition, which takes place during May 2012. Drupa is the largest print industry trade show and is held every four years in Dusseldorf, Germany.”

“The first quarter of this year has been a time of rebuilding and expansion for Pageflex. We have made significant progress in our efforts to expand the distribution of our products into international markets by opening offices in Brazil and in Eastern Europe. In addition, we have added additional distributors to our international network of distribution partners. Finally, our international efforts have been aided by the globalization of our entire product line, including the localization of our software in ten languages. These new software versions will be released this summer. Together, these efforts will broaden our product distribution to new regions” said Mr. Romik.

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Forward-looking statements can be identified by the use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “proposed,” or “continue” or the negative of those terms. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including MSDH’s Annual Report on Form 10-K for the year ended December 31, 2011, as supplemented by MSDH’s subsequent quarterly reports on Form 10-Q in 2012. We undertake no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise after the date of this document.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to income or loss from operations, net income or loss and net income or loss per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, as well as expenses from the amortization of intangible assets primarily acquired from Press-sense Ltd. , and include non-transaction related MSDH expenses charged to Bitstream Inc. via our management fee agreement or allocated to Bitstream Inc. via our allocation methodology as discussed further in our Form 10-K filed March 30, 2012.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of MSDH’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. These financial measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of MSDH’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate MSDH’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP.

About Marlborough Software Development Holdings Inc. (“MSDH”)

MSDH’s Pageflex brand enables companies across the globe to communicate their marketing messages more easily and effectively. The award-winning Pageflex product line sets the standard for excellence and innovation in targeted marketing and brand management. Pageflex offers the ability to personalize any form of communication in print, e-mail, or on the Web. Pageflex pioneered the concepts of variable data and web-to-print storefronts, and has expanded to offer software for multi-channel campaign management, dynamic publishing, and back-end production automation. Pageflex solutions use the patented Pageflex variable publishing engine and Adobe® InDesign®. For more information visit www.pageflex.com.

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Software licenses	$416	$763
Services	1,352	1,499

Total revenue	1,768	2,262

Cost of revenue:
Software licenses	202	176
Services	524	460

Total cost of revenue	726	636

Gross profit	1,042	1,626

Operating expenses:
Marketing and selling	1,067	877
Research and development	1,885	1,801
General and administrative	1,232	751

Total operating expenses	4,184	3,429

Operating loss	(3,142)	(1,803)

Interest and other (expense) income, net	(26)	6

Loss before provision for income taxes	(3,168)	(1,797)
Provision for income taxes	52	23

Net loss	$(3,220)	$(1,820)

Basic and diluted net loss per share	$(0.30)	$(0.17)

Basic and diluted weighted average shares outstanding	10,752	10,752

Marlborough Software Development Holdings Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

	March 31, 2012	December 31, 2011
	(unaudited)

ASSETS
Current assets:
Cash	$5,558	$551
Accounts receivable, net	473	628
Prepaid expenses and other current assets	821	394

Total current assets	6,852	1,573

Property and equipment, net	1,412	1,355
Other	423	238
Goodwill	3,297	3,297
Intangible assets, net	2,971	3,070

Total assets	$14,955	$9,533

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$446	$169
Accrued payroll and other compensation	856	775
Other accrued expenses	539	388
Short-term deferred revenue	2,223	2,200

Total current liabilities	4,064	3,532

Long-term deferred revenue	559	526
Long-term deferred rent	498	506

Total liabilities	5,121	4,564

Total stockholders’ equity	9,834	4,969

Total liabilities and stockholders’ equity	$14,955	$9,533

Marlborough Software Development Holdings Inc. and Subsidiaries

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows MSDH’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended March 31,
	2012	2011
Operating loss:
GAAP operating loss	$(3,142)	$(1,803)
Stock-based compensation	1,420	136
Amortization of intangible assets	99	102
Management fee and allocation to former Parent	(818)	(542)

Non-GAAP operating loss	$(2,441)	$(2,107)

Net loss:
GAAP net loss	$(3,220)	$(1,820)
Stock-based compensation	1,420	136
Amortization of intangible assets	99	102
Management fee and allocation to former Parent	(818)	(542)

Non-GAAP net loss	$(2,519)	$(2,124)

Net loss per share:
GAAP net loss per share	$(0.30)	$(0.17)
Stock-based compensation per share	0.13	0.01
Amortization of intangible assets per share	0.01	0.01
Management fee and allocation to former Parent	(0.07)	(0.05)

Non-GAAP net loss per share	$(0.23)	$(0.20)

For the three months ended March 31, 2012 and 2011, net loss per share is based on 10,752,000 weighted average shares outstanding. GAAP and Non-GAAP amounts for the three months ended March 31, 2012 exclude $2,254,000 in Separation, Distribution, and Merger costs which were incurred by MSDH and subsequently charged to Bitstream Inc. via a management fee agreement.